Page 1 of 2


                  KANSAS CITY SOUTHERN INDUSTRIES, INC.
                        AND SUBSIDIARY COMPANIES

           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES-
                 EXCLUDING INTEREST ON DEPOSITS OF IFTC
                          (Dollars in Millions)

                                    Years Ended December 31,

                                  1994     1993   1992   1991   1990
Pretax Income, excluding
 equity in earnings of
 unconsolidated affiliates       $148.9   $160.9 $ 92.8  $ 66.2 $ 56.3

Interest expense on
 Indebtedness                      53.6     51.2   33.1    32.1   31.4

Portion of Rents Representative
 of an Appropriate
 Interest Factor                   17.7     11.0    8.3     5.7    5.3

Equity in Undistributed Earnings
 of 50% Owned Affiliates           15.6      9.0    8.2     7.0    3.9

Distributed Earnings of Less Than
 50% Owned Affiliates               0.1      0.5    0.6     0.2    0.3

Fixed Charges of
 50% Owned Affiliates               0.9      1.4    1.0     1.3    1.6

 Income as Adjusted              $236.8   $234.0 $144.0  $112.5 $ 98.8

Fixed Charges:

Interest Expense
 on Indebtedness                 $ 53.6   $ 51.2 $ 33.1  $ 32.1 $ 31.4

Portion of Rents
 Representative of an
 Appropriate Interest Factor       17.7     11.0    8.3     5.7    5.3

Fixed Charges of
 50% Owned Affiliates               0.9      1.4    1.0     1.3    1.6

 Total Fixed Charges             $ 72.2   $ 63.6 $ 42.4  $ 39.1 $ 38.3

Ratio of Earnings to
 Fixed Charges Excluding
 Interest on Deposits of IFTC      3.28     3.68   3.40    2.88   2.58


                  KANSAS CITY SOUTHERN INDUSTRIES, INC.
                        AND SUBSIDIARY COMPANIES

           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES-
                 INCLUDING INTEREST ON DEPOSITS OF IFTC
                          (Dollars in Millions)

                                    Years Ended December 31,

                                  1994     1993    1992   1991  1990
Pretax Income, excluding
 equity in earnings of
 unconsolidated affiliates       $148.9  $160.9  $ 92.8  $ 66.2 $ 56.3

Interest expense
 on Indebtedness                   53.6    51.2    33.1    32.1   31.4

Portion of Rents
 Representative of an
 Appropriate Interest Factor       17.7    11.0     8.3     5.7    5.3

Equity in Undistributed Earnings
 of 50% Owned Affiliates           15.6     9.0     8.2     7.0    3.9

Distributed Earnings of Less Than
 50% Owned Affiliates               0.1     0.5     0.6     0.2    0.3

Fixed Charges of
 50% Owned Affiliates               5.5     7.8     9.8    13.0   12.3

 Income as Adjusted              $241.4  $240.4  $152.8  $124.2 $109.5

Fixed Charges:

Interest Expense
 on Indebtedness                 $ 53.6  $ 51.2  $ 33.1  $ 32.1 $ 31.4

Portion of Rents
 Representative of an
 Appropriate Interest Factor       17.7    11.0     8.3     5.7    5.3

Fixed Charges of
 50% Owned Affiliates               5.5     7.8     9.8    13.0   12.3

 Total Fixed Charges             $ 76.8  $ 70.0  $ 51.2  $ 50.8 $ 49.0

Ratio of Earnings to
 Fixed Charges Including
 Interest on Deposits of IFTC      3.14    3.43    2.98    2.44   2.23